UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   October 27, 2003

Hard Rock Hotel, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-53211	88-0306263
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4455 Paradise Road, Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

(702) 693-5000
Registrant’s telephone number, including area code

Not Applicable
(Former name or Former Address, if Changed Since Last Report)

Item 12.                                                    Results of Operations and Financial Condition.

On October 27, 2003, Hard Rock Hotel, Inc. issued a press release reporting its results of operations for the three-month and nine-month periods ended September 30, 2003.  During the investor conference call held on October 29, 2003, Hard Rock Hotel, Inc. disclosed certain supplemental information regarding its results of operations. The press release and the supplemental information are being furnished hereto as Exhibits 99.1 and 99.2, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARD ROCK HOTEL, INC.

Date: November 10, 2003	By:	/s/ James D. Bowen
James D. Bowen, Chief Financial Officer/ Treasurer and Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Hard Rock Hotel, Inc. dated October 27, 2003, reporting results of operations for the three-month and nine-month periods ended September 30, 2003.

99.2	Supplemental Information.